DEMAND PROMISSORY NOTE

$2,000,000                                                     November 20, 2003


         FOR VALUE RECEIVED, BriteSmile, Inc., a Utah corporation (the "Company"), hereby promises to pay to the order of LCO Investments Limited, a corporation organized under the laws of Guernsey, Channel Islands ("Payee"), or its registered assigns, the principal sum of Two Million Dollars ($2,000,000) in lawful money of the United States of America. The Company further promises to pay interest on the unpaid principal amount owing hereunder from time to time in like money at the Applicable Rate in effect from time to time. "Applicable Rate" shall mean the greater of (x) a rate equal to 250 basis points above the London Interbank Offered Rate (the "Libor Rate") as quoted by the Bank of Nova Scotia for deposits in U.S. dollars for one year maturities, or in the event that any portion of this Note remains due and owing at the end of the calendar quarter ending on March 31, 2004 or at the end of any calendar quarter thereafter, (y) the lesser of (A) 5% per annum or (B) 250 basis points above the LIBOR Rate plus, an additional 25 basis points for each such calendar quarter as of the end of which any portion of this Note remains due and owing. The initial Applicable Rate shall be based upon the LIBOR Rate on the date hereof. The Applicable Rate shall be reset every thirty (30) days after the date hereof (each an "Adjustment Date") based upon the Libor Rate on such Adjustment Date. Interest shall accrue from the date hereof based on a 360 day year and shall be payable on each Adjustment Date.

         The principal amount of this Note shall be due and payable on demand together with any interest that is accrued but unpaid on the date of demand.

         All Payments hereunder shall be made to the Payee at such address as the Payee may specify from time to time.

         This Note may be prepaid by the Company in whole or in part at any time. This Note shall be prepaid by the Company from and to the extent of any net cash proceeds of any issuances by the Company after the date hereof of any equity securities or of any securities convertible into equity securities of the Company other than, in either case, issuances on account of the exercise or conversion of rights, options or warrants outstanding on the date hereof, issuances in settlement of any debt or account payable now or hereafter due and owing by the Company and issuances pursuant to any stock option plan of the Company. Any prepayment required to be made pursuant to the preceding sentence shall be made within one business day of the Company's receipt of the net cash proceeds to which such prepayment relates.

         If any of the following conditions or events shall occur and be continuing:

(a) the Company shall make an assignment of its assets or business for the benefit of creditors in a bankruptcy proceeding;


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(b)               a receiver or similar official shall be appointed to conduct the Company's business or affairs in a bankruptcy or reorganization proceeding; and/or

(c) the Company shall be adjudged by a court having competent jurisdiction to be either a voluntary or involuntary bankrupt;

then the unpaid principal amount of this Note, together with all unpaid interest accrued thereon shall automatically and immediately become due and payable.

         In case any payment under this Note is collected at law or through an attorney-at-law, all costs of collection, including reasonable attorneys' fees, shall be paid by the Company.

         Anything in this Note to the contrary notwithstanding, if due to any circumstances whatsoever, fulfillment of any provision of this Note shall involve transcending the limit of validity prescribed by the usury laws of the State of Utah or the laws of any other jurisdiction which might be applicable hereto, then ipso facto the obligation to be fulfilled under this Note shall be reduced to the limit of such validity so that in no event shall exaction be possible under this Note in excess of the limit of such validity, but such obligation shall be fulfilled to the limit of such validity and if under any circumstances whatsoever interest in excess of the limit of such validity will have been paid by the Company in connection with the loan evidenced by this Note, such excess shall be applied by the holder hereof to the unpaid principal balance of the Note or refunded to the Company, the manner of handling such excess to be at the election of the holder hereof so that under no circumstances shall interest on the loan evidenced by this Note exceed the maximum rate allowed by Utah or such other applicable jurisdiction.

         The Company hereby waives presentment, demand, protest or notice of any kind whatsoever in connection with this Note. No failure by the Payee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         This Note shall be binding upon the successors and assigns of the Company.

         This Note shall be governed by and construed and interpreted in accordance with the laws of the State of Utah.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                           BRITESMILE, INC.

                           By: /s/ John Dong

                           Title: Chief Financial Officer